Exhibit 4.19

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE LIMINAL BIOSCIENCES INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO LIMINAL BIOSCIENCES INC. IF PUBLICLY DISCLOSED.

ProMetic BioSciences Inc.

500, boul. Cartier Ouest

Bureau 150

Laval (Québec)

H7V 5B7

and

ProMetic Life Sciences Inc.

531, boulevard des Prairies,

Édifice 15,

Laval (Québec)

H7V 1B7

RE: ENTENTE PBI-1101, PBI-1402

CESSION DE DROITS INTERVENUE EN LA VILLE DE MONTREAL, PROVINCE DE QUÉBEC,

LE 17 OCTOBRE 2001 (the « Assignment Agreement »)

We, Innovon Pharmaceutiques Inc. (‘’Innovon’’) and Pierre Laurin, refer to the Assignment Agreement and hereby confirm that, as of this date:

-

ProMetic BioSciences Inc. (‘’PBI’’) has fully complied with all of its obligations under the Assignment Agreement, including, without limitation, the obligation of section 5 to keep Innovon and Pierre Laurin regularly informed of its activities in relation to the development and commercialization of PBI-1101 and PBI-1402; and

-	Neither Pierre Laurin nor Innovon has sent a notice to PBI [***].

Furthermore, we also confirm that:

-	In the Assignment Agreement, reference to PBI-1402 and analogues means and includes [***] covered in the issues and pending patent applications listed in Schedule A hereto;

-	The Assignment Agreement does not relate to the following family of compounds: [***];

-	The Assignment Agreement excludes [***]; and

-

Innovon and Pierre Laurin were duly notified by PBI, of PBI’s decision [***] in relation to [***] and agreed that PBI should [***] on the understanding that PBI would [***] upon Innovon’s written request.

SIGNED THIS _____23____________ OF _______May_____________ 2012

INNOVON PHARMACEUTIQUE INC.

__/s/ Pierre Laurin___________________________/s/ Pierre Laurin_______________________

By:Pierre LaurinPIERRE LAURIN

Title:President

ACKNOWLEDGED AND AGREED TO BY:

PROMETIC BIOSCIENCES INC.

___/s/ Patrick Sartore_______________

By: Patrick Sartore

Title: Senior Legal Counsel and Corporate

PROMETIC LIFE SCIENCES INC.

___/s/ Kim Anthony________________

By: Kym Anthony, Chairman of the Board